AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 22, 1997
                                                               File No. 811-5824
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                                 AMENDMENT NO. 8



                          DOMINI SOCIAL INDEX PORTFOLIO

               (Exact Name of Registrant as Specified in Charter)




            11 West 25th Street, 7th Floor, New York, New York 10010

                    (Address of Principal Executive Offices)




       Registrant's Telephone Number, including Area Code: (212) 727-2706




                 Amy L. Domini, c/o Loring, Wolcott & Coolidge,
          250 Congress Street, 12th Floor, Boston, Massachusetts 02110

                     (Name and Address of Agent for Service)

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                                                                          DSI73G


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DSI73G

                                EXPLANATORY NOTE


        This Registration Statement is being filed by the Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.


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DSI73G


                                     PART A


        Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

        Domini Social Index Portfolio (the "Portfolio") is a no-load, diversified, open-end investment company which was organized as a trust under the laws of the State of New York on June 7, 1989. Beneficial interests in the Portfolio will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act.

        Part B contains more detailed information about the Portfolio, including information related to (i) investment policies and restrictions of the Portfolio, (ii) the Trustees, officers and other management of the Portfolio,
(iii) portfolio transactions, (iv) the Portfolio's beneficial interests, including rights and liabilities of investors, (v) determination of the net asset value of the Portfolio, and (vi) the audited financial statements of the Portfolio at July 31, 1997.

        INVESTMENT IN THE PORTFOLIO. The Portfolio seeks to provide investors with long-term total return which corresponds to the total return performance of the Domini 400 Social IndexSM, an index comprised of stocks selected according to social criteria. The Portfolio may be appropriate, therefore, for investors who are willing to ride out stock market fluctuations in pursuit of long-term returns. Because the Portfolio seeks to track, rather than exceed, the performance of a particular index, the Portfolio is not managed in the same way as other mutual funds. In particular, the manager (the "Manager") of the Portfolio generally does not judge the merits of any particular stock as an investment. Therefore, investors should not expect to achieve the potentially greater results that could be obtained by a fund that aggressively seeks growth.

        The Portfolio's net asset value varies from day to day, generally reflecting changes in the financial condition of the companies in which the Portfolio invests, general market conditions and political and economic factors. Stock prices can fluctuate dramatically in response to these and other factors or speculation about these factors. Over the long term, stocks have generally shown greater growth potential than other types of securities. However, when an investor withdraws its interest, proceeds may be more or less than the amount initially invested.


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        Potential  investors  should note that because the Portfolio seeks to be fully invested in the stocks comprising the Domini 400 Social IndexSM, the Portfolio is not a balanced investment plan. Potential investors should also note that the Manager, Domini Social Investments LLC ("DSI"), has no prior experience in managing or advising a mutual fund. Potential investors should carefully consider their respective investment objectives and risk tolerance before making a decision to invest in the Portfolio.

        INVESTMENT OBJECTIVE. The investment objective of the Portfolio is to provide its investors with long-term total return which corresponds to the total return performance of the Domini 400 Social IndexSM (referred to herein as the "Index" or the "Domini Social Index), an index comprised of stocks selected based upon the Portfolio's social criteria. There can, of course, be no assurance that the Portfolio will achieve its investment objective. The investment objective of the Portfolio may be changed without approval by the Portfolio's investors.

        INVESTMENT POLICIES. The Portfolio seeks to achieve its investment objective by investing its assets in the common stocks comprising the Domini Social Index. The Portfolio will approximate the weightings of securities held by the Portfolio to the weightings of the stocks in the Index, except as described below, and will seek a correlation between the weightings of securities held by the Portfolio and the weightings of the stocks in the Index of 0.95 or better. A figure of 1.0 would indicate a perfect correlation. As of September 30, 1997, the correlation between the weightings of securities held by the Portfolio and the weightings of the stocks in the Index was 0.99. To the extent practicable, the Portfolio will attempt to be fully invested. The Portfolio's ability to duplicate the performance of the Index will depend to some extent on the size and timing of cash flows into and out of the Portfolio as well as the Portfolio's expenses. Adjustments in the securities holdings of the Portfolio to accommodate cash flows will track the Index to the extent practicable, but this will result in brokerage expenses.

        SOCIAL CRITERIA. The Domini Social Index is a common stock index developed and maintained by Kinder, Lydenberg, Domini & Co., Inc. ("KLD"), an affiliate of the Manager. The Index is a common stock index comprised of the stocks of approximately 400 companies which meet certain social criteria. The weightings of the stocks comprising the Index are based upon market capitalization. The criteria used in developing and maintaining the Index involve subjective judgment of KLD. KLD, based on available data, seeks to exclude the following types of companies: firms that derive more than 2% of their gross revenues from the sale of military weapons; firms that derive any revenues from the manufacture of tobacco products or alcoholic beverages; firms that derive any revenues from gambling enterprises; and firms that have an ownership share in, or operate, nuclear power plants, or participate in businesses related to the nuclear fuel cycle. KLD also considers criteria such as corporate citizenship, employee relations, environmental performance, and product-related issues when evaluating stocks for inclusion in the Index. The corporate citizenship criteria include a company's record with regard to its philanthropic activities and its community relations in general. The employee relations criteria include a company's record with regard to labor matters, workplace safety, equal employment opportunity, employee benefit programs, and meaningful participation in company profits either


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through stock purchase or profit sharing  plans.  The  environmental performance
criteria    include   a   company's   record    with    regard    to   fines  or
penalties, waste disposal, toxic emissions, efforts in waste reduction and emissions reduction, recycling, and environmentally beneficial fuels, products and services. The product-related criteria include a company's record with regard to product safety, marketing practices, and commitment to quality.

        The Manager intends to vote proxies of companies included in the Portfolio consistent with the social criteria used in developing and maintaining the Domini Social Index.

        INDEX MANAGEMENT. The Portfolio is not managed in the traditional investment sense, since changes in the composition of its securities holdings are made in order to track the changes in the composition of securities included in the Domini Social Index. Moreover, inclusion of a stock in the Index does not imply an opinion by KLD or the Manager as to the merits of that specific stock as an investment. However, KLD and the Manager believe that enterprises which exhibit a social awareness, based on the criteria described above, should be better prepared to meet future societal needs for goods and services and may also be less likely to incur certain legal liabilities that may be incurred when a product or service is determined to be harmful, and that such enterprises should over the longer term be able to provide a positive return to investors.

        In selecting stocks for inclusion in the Domini Social Index:

        1. KLD evaluated, in accordance with the social criteria described above, each of the companies the stocks of which comprise the S&P 500. If a company whose stock was included in the S&P 500 met KLD's social criteria and met KLD's further criteria for industry diversification, financial solvency, market capitalization, and minimal portfolio turnover, it was included in the Domini Social Index. As of July 31, 1997, of the 500 companies whose stocks comprised the S&P 500, approximately 51% were included in the Index.

        2. The remaining stocks comprising the Domini Social Index (i.e., those which are not included in the S&P 500) were selected based upon KLD's evaluation of the social criteria described above, as well as upon KLD' criteria for industry diversification, financial solvency, market capitalization, and minimal portfolio turnover. Because of the social criteria applied in the selection of stocks comprising the Index, industry sector weighting in the Index may vary materially from the industry weightings in other stock indices, including the S&P 500, and certain industry sectors will be excluded altogether.

        The  component  stocks of the S&P 500 are  chosen by  Standard  & Poor's
Corporation ("S&P") solely with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the New York Stock Exchange common stock population, taken as the assumed model for the composition of the total market. Construction of the S&P 500 by S&P proceeds from industry groups to the whole. Since some industries are characterized by companies of relatively small stock capitalization, the S&P 500 does not comprise the 500 largest companies listed on the New York Stock Exchange. Not all stocks included in the S&P 500 are listed on the New York Stock Exchange. However, the


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total  market  value  of  the  S&P  500  as  of July 31, 1997 represented  79.6%
of the aggregate market value of common stocks traded on the New York Stock Exchange.

        Inclusion of a stock in the S&P 500 Index in no way implies an opinion by S&P as to its attractiveness as an investment, nor is S&P a sponsor of or otherwise affiliated with the Portfolio.

        Some of the stocks included in the Domini Social Index may be stocks of foreign issuers (provided that the stocks are traded in the United States in the form of American Depositary Receipts or similar instruments the market for which is denominated in United States dollars). Securities of foreign issuers may represent a greater degree of risk (i.e., as a result of exchange rate fluctuation, tax provisions, war or expropriation) than do securities of domestic issuers.

        The weightings of stocks in the Domini Social Index are based on each stock's relative total market capitalization (i.e., market price per share times the number of shares outstanding). Because of this weighting, as of July 31, 1997 approximately 43% of the Index was comprised of the 20 largest companies in the Index.

        KLD may exclude from the Domini Social Index stocks issued by companies which are in bankruptcy or whose bankruptcy KLD believes may be imminent.

        The Portfolio intends to readjust its securities holdings periodically such that those holdings will correspond, to the extent reasonably practicable, to the Domini Social Index both in terms of composition and weighting. The timing and extent of adjustments in the holdings of the Portfolio, and the extent of the correlation of the holdings of the Portfolio with the Index, will reflect the judgment of Mellon Equity Associates ("Mellon Equity" or the "Submanager") as to the appropriate balance between the goal of correlating the holdings of the Portfolio with the composition of the Index, and the goals of minimizing transaction costs and keeping sufficient reserves available for anticipated withdrawals. To the extent practicable, the Portfolio will seek a correlation between the weightings of securities held by the Portfolio to the weightings of the securities in the Index of 0.95 or better. The Board of Trustees of the Portfolio will receive and review, at least quarterly, a report prepared by the Submanager comparing the performance of the Portfolio with that of the Index, and comparing the composition and weighting of the Portfolio's holdings with those of the Index, and will consider what action, if any, should be taken in the event of a significant variation between the performance of the Portfolio and that of the Index, or between the composition and weighting of the Portfolio's securities holdings with those of the stocks comprising the Index. If the correlation between the weightings of securities held by the Portfolio and the weightings of the stocks in the Index falls below 0.95, the Board of Trustees will review with the Manager and/or the Submanager methods for increasing such correlation, such as through adjustments in securities holdings of the Portfolio.

        The Portfolio may invest cash reserves in short-term debt securities (i.e., securities having a remaining maturity of one year or less) issued by agencies or instrumentalities of the United States Government, bankers'
acceptances, commercial paper or certificates of deposit, provided that the issuer satisfies


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KLD's  social   criteria.    The   Portfolio   does  not   currently  intend  to
invest in direct obligations of the United States Government. Short-term debt securities purchased by the Portfolio will be rated at least Prime-1 by Moody's Investors Service, Inc. or A-1+ or A-1 by S&P or, if not rated, determined to be of comparable quality by the Portfolio's Board of Trustees. The Portfolio's policy is to hold its assets in such securities pending readjustment of its holdings of stocks comprising the Domini Social Index and in order to meet anticipated requests for withdrawals. Such investments are not intended to be used for defensive purposes in periods of anticipated market decline.

        The annual portfolio turnover rates of the Portfolio for the fiscal years ended July 31, 1996 and July 31, 1997 were 5% and 1%, respectively. The Portfolio's average brokerage commission rates paid per share for the fiscal years ended July 31, 1996 and July 31, 1997 were $0.05 and $0.05, respectively.

        The Portfolio's primary consideration in placing securities transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. The Portfolio will not engage in brokerage transactions with the Manager or the Submanager or any of their respective affiliates or any other affiliate of the Portfolio. For further discussion regarding securities trading by the Portfolio, see Part B.

        Consistent with applicable regulatory policies, including those of the Board of Governors of the Federal Reserve System and the Securities and Exchange Commission, the Portfolio may make loans of its securities to member banks of the Federal Reserve System and to broker-dealers. Such loans would be required to be secured continuously by collateral consisting of securities, cash or cash equivalents maintained on a current basis at an amount at least equal to the market value of the securities loaned. The Portfolio would have the right to call a loan and obtain the securities loaned at any time on three days' notice. During the existence of a loan, the Portfolio would continue to collect the equivalent of the dividends paid by the issuer on the securities loaned and would also receive interest on investment of cash collateral. The Portfolio may pay finder's and other fees in connection with securities loans. Loans of securities involve a risk that the borrower may fail to return the securities or may fail to provide additional collateral.

        Although it has no current intention to do so, the Portfolio may make short sales of securities or maintain a short position, if at all times when a short position is open the Portfolio owns an equal amount of such securities, or securities convertible into such securities.

        The approval of the investors in the Portfolio is not required to change any of the investment policies discussed above.

        As a matter of fundamental policy, the Portfolio will invest all of its assets in one or more of: (i) stocks comprising an index of securities selected applying social criteria, which initially will be the Domini Social Index, (ii) short-term debt securities of issuers which meet social criteria, (iii) cash, and (iv) options on equity securities. This fundamental policy cannot be changed without the approval of the holders of a majority of the


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Portfolio's  outstanding  voting  securities  (which,   as  used  herein,  means
the lesser of (a) more than 50% of the outstanding securities of the Portfolio, or (b) 67% or more of the outstanding voting securities of the Portfolio present at a meeting at which holders of more than 50% of the Portfolio's outstanding voting securities are represented in person or by proxy).

        Part B includes a discussion of other investment policies and a listing of other investment restrictions which govern the Portfolio's investment policies. Certain of the investment restrictions listed in Part B may not be changed by the Portfolio without the approval of investors.

        If a percentage or rating restriction on investment or utilization of assets is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the Portfolio's total assets or the value of the Portfolio's securities or a later change in the rating of a security held by the Portfolio will not be considered a violation of policy.

        Expenses of the Portfolio with respect to investment management or administrative services and investment submanagement services are described in
Item 5.

        Part B includes a discussion of other investment policies and a listing of specific investment restrictions which govern the investment policies of the Portfolio. Certain of the investment restrictions listed in Part B may not be changed without the approval of the investors in the Portfolio.

ITEM 5.  MANAGEMENT OF THE FUND.

        The Portfolio's Board of Trustees provides broad supervision over the affairs of the Portfolio. DSI, a Massachusetts limited liability company, provides investment management and administrative services to the Portfolio pursuant to a Management Agreement. The address of DSI is 11 West 25th Street, 7th Floor, New York, New York 10010. A majority of the Portfolio's Trustees are not affiliated with the Manager or the Submanager. The Portfolio's custodian and transfer agent is Investors Bank & Trust Company ("IBT"). The address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116.

        MANAGER. DSI has been registered as an investment adviser under the Investment Advisers Act of 1940 since 1997. The services provided by the Manager consist of investment supervisory services, overall operational support and administrative services. The administrative services include the provision of general office facilities and supervising the overall administration of the Portfolio. For its services under the Management Agreement, the Manager receives from the Portfolio a fee accrued daily and paid monthly at an annual rate equal to 0.20% of the Portfolio's average daily net assets, on an annualized basis for the Portfolio's then-current fiscal year, subject to reduction. See "Expenses" under Item 5 for a description of this fee reduction pursuant to the Management Agreement.

        Prior to October 22, 1997, KLD, as the Portfolio's former investment adviser, received from the Portfolio a fee accrued daily and paid monthly at an


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annual rate equal to 0.025% of the Portfolio's  average daily net assets,  on an annualized basis for the Portfolio's then-current fiscal year. Additionally, prior to October 22, 1997, KLD received from the Portfolio a fee accrued daily and paid monthly at an annual rate equal to 0.025% of the average daily net assets of the Portfolio for its then current fiscal year for administrative services.

        "DominiSM," "Domini 400 Social IndexSM" and "Investing for GoodSM" are service marks of KLD which are licensed to DSI, and the Portfolio and its investors may be required to discontinue use of these service marks if DSI ceases to be the Manager of the Portfolio.

        SUBMANAGER. Mellon Equity provides investment submanagement services to the Portfolio on a day-to-day basis pursuant to a Submanagement Agreement with DSI. Mellon Equity does not determine the composition of the Domini Social Index.

        Under the Submanagement Agreement, DSI pays Mellon Equity an investment submanagement fee equal on an annual basis to 0.10% of the average daily net assets of the Portfolio. Prior to October 22, 1997, the Portfolio paid Mellon Equity an investment management fee equal on an annual basis to 0.10% of the average daily net assets of the Portfolio.

        Mellon Equity is a Pennsylvania business trust founded in 1987 whose beneficial owners are Mellon Bank N.A. and MMIP, Inc (a wholly owned subsidiary of Mellon Bank Corporation ("Mellon Bank")). Mellon Equity has been registered as an investment adviser under the Investment Advisers Act of 1940 since 1986. Prior to 1987, the Submanager was part of the Equity Management Group of Mellon Bank's Trust and Investment Department, which managed domestic equity, tax-exempt and institutional pension assets since 1947. As of December 31, 1996, the Submanager had approximately $11.3 billion in assets under management.

        John R. O'Toole (a senior vice president of Mellon Equity, CFA and a member of AIMR), has been primarily responsible for the day-to-day portfolio management of the Portfolio since November 1994. He has been employed by Mellon Equity and/or Mellon Bank as a portfolio manager for over five years.

        EXPENSES. The Portfolio is responsible for all of its expenses, including the compensation of the Portfolio's Trustees who are not interested persons of the Portfolio; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Portfolio; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian, registrar or disbursing agent of the Portfolio; insurance premiums; and expenses of calculating the net asset value of the Portfolio.

        The Portfolio will also pay the expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Portfolio's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental offices and


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commissions;  expenses of meetings of investors;  and the investment  management fees payable to the Manager.

        Under the Management Agreement, DSI's fee will be reduced to the extent necessary to keep the aggregate annual operating expenses of the Portfolio (excluding brokerage fees and commissions, interest, taxes and other extraordinary expenses) at no greater than 0.20% of the average daily net assets of the Portfolio through October 22, 1998.

        There is no assurance that DSI will maintain the fee reduction pursuant to the Management Agreement beyond the specified date.

        CUSTODIAN AND TRANSFER AGENT. The Portfolio's custodian and transfer agent is Investors Bank & Trust Company ("IBT"). The address of IBT is 200
Clarendon Street, Boston, Massachusetts 02116. As the Portfolio's transfer agent, IBT maintains an account for each investor and acts as disbursing agent for the Portfolio. Pursuant to a Custodian Agreement, IBT acts as the custodian (the "Custodian") of the Portfolio's assets. The Custodian's responsibilities include safeguarding and controlling the Portfolio's cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolio's investments, maintaining books of original entry for portfolio and fund accounting and other required books and accounts, and calculating the daily net asset value of the Portfolio. Securities held by the Portfolio may be deposited into certain securities depositaries. The Custodian does not determine the investment policies of the Portfolio or decide which securities the Portfolio will buy or sell. The Portfolio may, however, invest in securities of the Custodian and may deal with the Custodian as principal in securities transactions. For its services, IBT will receive such compensation as may from time to time be agreed upon by IBT and the Portfolio.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.

        Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

        Although it does not currently create and issue any number of series, the Portfolio reserves the right to do so, in which case investments in each series would participate equally in the earnings, losses and assets of the particular series.


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        The Portfolio is organized as a trust under the laws of the State of New
York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., other investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

        The net income of the Portfolio is determined each day on which the New York Stock Exchange is open for trading ("Portfolio Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the Investment Company Act of 1940, as amended (the "1940 Act")). This determination is made once during each Portfolio Business Day as of 4:00 p.m., Eastern time. All the net income of the Portfolio, as described below, is allocated pro rata among the investors in the Portfolio at the time of such determination. For this purpose, the net income of the Portfolio (from the time of the immediately preceding determination thereof) shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio.

        Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At 4:00 p.m., Eastern time, on each Portfolio Business day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., Eastern time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., Eastern time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., Eastern time, on the following Portfolio Business Day.

        The end of the Portfolio's fiscal year is July 31.

        Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gains in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

        It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

        Investor inquiries may be directed the Manager and/or KLD ([617] 523-6531 and/or [617] 547-7479).

ITEM 7.  PURCHASE OF SECURITIES BEING OFFERED.

        Beneficial interests in the Portfolio will be issued solely in private placement transactions described in Item 4.

        An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received by the Portfolio. The net asset value of the Portfolio is determined on each Portfolio Business Day.

        Since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account at IBT by a Federal Reserve Bank).

        The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

        Subject to limitations of the 1940 Act, the Portfolio may accept securities in exchange for a beneficial interest or an increase in a beneficial interest, as the case may be. The Portfolio will not accept such a security unless (a) the security is consistent with the investment objective and policies of the Portfolio, and (b) the security is deemed acceptable by the Manager and the Submanager. Securities offered in exchange for purchases will be valued in accordance with the usual valuation procedure for the Portfolio. See "Net Asset Value" below and Item 19 in Part B.

        NET ASSET VALUE. Equity securities held by the Portfolio are valued at the last sale price on the exchange on which they are primarily traded or on the NASDAQ system for unlisted national market issues, or at the last quoted bid price for securities in which there were no sales during the day or for unlisted securities not reported on the NASDAQ system. If the Portfolio purchases option contracts, such option contracts which are traded on commodities or securities exchanges are normally valued at the settlement price on the exchange on which they are traded. Short-term obligations with remaining maturities of less than sixty days are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees of the Portfolio. Portfolio securities (other than short-term obligations with remaining maturities of less than 60 days) for which there are no such quotations or valuations are valued at fair value as determined in good faith by or at the direction of the Portfolio's Board of Trustees.

         The exclusive placement agent for the Portfolio is Signature Broker-Dealer Services, Inc. ("Signature"). The principal business address of Signature is 6 St. James Avenue, Boston, Massachusetts 02116. Signature receives no compensation for serving as the exclusive placement agent for the Portfolio.

ITEM 8.  REDEMPTION OR REPURCHASE.

        An investor in the Portfolio may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

        The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the New York Stock Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.  PENDING LEGAL PROCEEDINGS.

        Not applicable.

DSI73G


                                     PART B

ITEM 10.  COVER PAGE.

        Not applicable.

ITEM 11.  TABLE OF CONTENTS.

                                                                    Page
        Item 10.  Cover Page....................................... B-1
        Item 11.  Table of Contents................................ B-1
        Item 12.  General Information and History.................. B-1
        Item 13.  Investment Objectives and Policies............... B-1
        Item 14.  Management of the Fund........................... B-6
        Item 15.  Control Persons and Principal Holders
                    of Securities.................................. B-8
        Item 16.  Investment Advisory and Other Services........... B-8
        Item 17.  Brokerage Allocation and Other Practices......... B-11
        Item 18.  Capital Stock and Other Securities............... B-14
        Item 19.  Purchase, Redemption and Pricing of
                    Securities Being Offered....................... B-15
        Item 20.  Tax Status....................................... B-16
        Item 21.  Underwriters..................................... B-18
        Item 22.  Calculation of Performance Data.................. B-18
        Item 23.  Financial Statements............................. B-18

ITEM 12.  GENERAL INFORMATION AND HISTORY.

        Domini Social Investments LLC ("DSI") is the investment manager and administrative services provider (the "Manager") of Domini Social Index Portfolio (the "Portfolio"). Mellon Equity Associates ("Mellon Equity") is the Portfolio's investment submanager (the "Submanager"). Kinder, Lydenberg, Domini & Co., Inc. ("KLD") determines the composition of the Domini 400 Social IndexSM (referred to herein as the "Index" or the "Domini Social Index"). The Portfolio's Board of Trustees provides broad supervision over the affairs of the Portfolio, including those with respect to the Manager and the Submanager.

        "DominiSM" and "Domini 400 Social IndexSM" are service marks of KLD.

ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES.

        The investment objective of the Portfolio is to provide its investors with long-term total return which corresponds to the total return performance of the Domini 400 Social IndexSM (referred to herein as the "Domini Social Index" or the "Index"). The Index is comprised of stocks selected based upon the Portfolio's social criteria. There can be no assurance that the Portfolio will achieve its investment objective. The investment objective of the Portfolio may be changed without approval by the Portfolio's investors.

        The following supplements the information concerning the investment policies of the Portfolio contained in Part A and should read only in conjunction therewith.

        A company which is not included in the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500") may be included in the Domini Social Index primarily in order to afford representation to an industrial sector which would otherwise be under-represented in the Index. Because of the social criteria applied in the selection of stocks comprising the Index, industry sector weighting in the Index may vary materially from the industry weightings in other stock indices, including the S&P 500.

        With respect to stocks of foreign issuers, the Portfolio does not purchase securities which the Portfolio believes, at the time of purchase, will be subject to exchange controls or foreign withholding taxes; however, there can be no assurance that such laws may not become applicable to certain of the Portfolio's investments. In the event unforeseen exchange controls or foreign withholding taxes are imposed with respect to any of the Portfolio's investments, the effect may be to reduce the income received by the Portfolio on such investments.

        Although the Portfolio has no current intention to do so, the Portfolio may invest in securities which may be resold pursuant to Rule 144A under the Securities Act of 1933, as amended (the "1933 Act").

        It is a fundamental policy of the Portfolio that Portfolio may not invest more than 25% of its total assets in any one industry, and the Portfolio may and would invest more than 25% of its assets in an industry if stocks in that industry were to comprise more than 25% of the Domini Social Index. Based on the current composition of the Index, this is considered highly unlikely. If the Portfolio were to concentrate its investments in a single industry, the Portfolio would be more susceptible to any single economic, political or regulatory occurrence than would be another investment company which was not so concentrated.

        LOANS OF SECURITIES: The Portfolio may lend its securities to brokers, dealers and financial institutions, provided that (1) the loan is secured continuously by collateral consisting of U.S. Government securities or cash or letters of credit which is marked to the market daily to ensure that each loan is fully collateralized at all times; (2) the Portfolio may at any time call the loan and obtain the return of the securities loaned within three business days;
(3) the Portfolio will receive any interest or dividends paid on the securities loaned; and (4) the aggregate market value of securities loaned will not at any time exceed 30% of the total assets of the Portfolio.

        The Portfolio will earn income for lending its securities either in the form of fees received from the borrower of the securities or in connection with the investment of cash collateral in short-term money market instruments. Loans of securities involve a risk that the borrower may fail to return the securities or may fail to provide additional collateral.

        In connection with lending securities, the Portfolio may pay reasonable finders, administrative and custodial fees. No such fees will be paid to any person if it or any of its affiliates is affiliated with the Portfolio, the Manager or the Submanager.

        Although the Portfolio reserves the right to lend its securities, it has no current intention of doing so in the foreseeable future.

        RISK FACTORS INVOLVED IN OPTION CONTRACTS: Although it has no current intention to do so, the Portfolio may in the future enter into certain transactions in stock options for the purpose of hedging against possible increases in the value of securities which are expected to be purchased by the Portfolio or possible declines in the value of securities which are expected to be sold by the Portfolio. Generally, the Portfolio would only enter into such transactions on a short-term basis pending readjustment of its holdings of underlying stocks.

        The purchase of an option on an equity security provides the holder with the right, but not the obligation, to purchase the underlying security, in the case of a call option, or to sell the underlying security, in the case of a put option, for a fixed price at any time up to a stated expiration date. The holder is required to pay a nonrefundable premium, which represents the purchase price of the option. The holder of an option can lose the entire amount of the premium, plus related transaction costs, but not more. Upon exercise of the option, the holder is required to pay the purchase price of the underlying security in the case of a call option, or deliver the security in return for the purchase price in the case of a put option.

        Prior to exercise or expiration, an option position may be terminated only by entering into a closing purchase or sale transaction. This requires a secondary market on the exchange on which the position was originally established. While the Portfolio would establish an option position only if there appears to be a liquid secondary market therefor, there can be no assurance that such a market will exist for any particular option contract at any specific time. In that event, it may not be possible to close out a position held by the Portfolio, and the Portfolio could be required to purchase or sell the instrument underlying an option, make or receive a cash settlement or meet ongoing variation margin requirements. The inability to close out option positions also could have an adverse impact on the Portfolio's ability effectively to hedge its portfolio.

        Each exchange on which option contracts are traded has established a number of limitations governing the maximum number of positions which may be held by a trader, whether acting alone or in concert with others. The Manager does not believe that these trading and position limits would have an adverse impact on the possible use of hedging strategies by the Portfolio.

        The approval of the Portfolio's investors is not required to change the investment objective or any of the non-fundamental investment policies discussed above, including those concerning security transactions.

        INVESTMENT RESTRICTIONS: The Portfolio has adopted the following policies which may not be changed without approval by holders of a "majority of the outstanding voting securities" of the Portfolio, which as used in herein means the vote of the lesser of (i) 67% or more of the beneficial interests in the

Portfolio present at a meeting, if the holders or more than 50% of the beneficial interests in the Portfolio are present or represented by proxy, or
(ii) more than 50% of the beneficial interests in the Portfolio.

        The Portfolio may not:

        (1) borrow money, except that as a temporary measure for extraordinary or emergency purposes it may borrow an amount not to exceed 1/3 of the current value of its net assets, including the amount borrowed (moreover the Portfolio may not purchase any securities at any time at which borrowings exceed 5% of the total assets of the Portfolio, taken at market value) (it is intended that the Portfolio would borrow money only from banks and only to accommodate requests for the withdrawal of all or a portion of a beneficial interest in the Portfolio while effecting an orderly liquidation of securities);

        (2) purchase any security or evidence of interest therein on margin, except that the Portfolio may obtain such short-term credit as may be necessary for the clearance of purchases and sales of securities and except that the Portfolio may make deposits of initial deposit and variation margin in connection with the purchase, ownership, holding or sale of options;

        (3) write any put or call option or any combination thereof, provided that this shall not prevent (i) the purchase, ownership, holding or sale of warrants where the grantor of the warrants is the issuer of the underlying securities, or (ii) the purchase, ownership, holding or sale of options on securities;

        (4) underwrite securities issued by other persons, except insofar as the Portfolio may technically be deemed an underwriter under the 1933 Act in selling a security;

        (5) make loans to other persons except (a) through the lending of its securities and provided that any such loans not exceed 30% of the Portfolio's total assets (taken at market value), or (b) through the use of repurchase agreements or the purchase of short-term obligations and provided that not more than 10% of the Portfolio's total assets will be invested in repurchase agreements maturing in more than seven days; for additional related restrictions, see paragraph (6) immediately following;

        (6) invest in securities which are subject to legal or contractual restrictions on resale (other than repurchase agreements maturing in not more than seven days and other than securities which may be resold pursuant to Rule 144A under the 1933 Act if the Board of Trustees determines that a liquid market exists for such securities) if, as a result thereof, more than 10% of its net assets (taken at market value) would be so invested (including repurchase agreements maturing in more than seven days);

        (7) purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts in the ordinary course of business (the Portfolio reserves the freedom of action to hold and to sell real estate acquired as a result of the ownership of securities by the Portfolio);

        (8) make short sales of securities or maintain a short position, unless at all times when a short position is open it owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short, and unless not more than 5% of the Portfolio's net assets (taken at market value) is held as collateral for such sales at any one time (it is the present intention of the Portfolio to make such sales only for the purpose of deferring realization of gain or loss for federal income tax purposes);

        (9) issue any senior security (as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act")) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, except as appropriate to evidence a debt incurred without violating paragraph (1) above;

        (10) as to 75% of its assets, purchase securities of any issuer if such purchase at the time thereof would cause more than 5% of the Portfolio's assets (taken at market value) to be invested in the securities of such issuer (other than securities or obligations issued or guaranteed by the United States or any agency or instrumentality of the United States), except that for purposes of this restriction the issuer of an option shall not be deemed to be the issuer of the security or securities underlying such contract; or

        (11) invest more than 25% of its assets in any one industry unless the stocks in a single industry were to comprise more than 25% of the Domini Social Index, in which case the Portfolio will invest more than 25% of its assets in that industry.

        NON-FUNDAMENTAL STATE AND FEDERAL RESTRICTIONS: In order to comply with certain federal statutes and policies, the Portfolio will not, as a matter of operating policy, purchase puts, calls, straddles, spreads and any combination thereof if the value of its aggregate investment in such securities will exceed 5% of the Portfolio's total assets at the time of such purchase.

        This restriction is not fundamental and may be changed by the Portfolio without the approval of its investors in response to changes in federal requirements.

        PERCENTAGE AND RATING RESTRICTIONS: If a percentage restriction or rating restriction on investment or utilization of assets set forth above or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities held by the Portfolio or a later change in the rating of a security held by the Portfolio will not be considered a violation of policy; provided that if at any time the ratio of borrowings of the Portfolio to the net asset value of the Portfolio exceeds the ratio permitted by Section 18(f) of the 1940 Act, the Portfolio will take the corrective action required by Section 18(f).

ITEM 14.  MANAGEMENT OF THE FUND.

        The Trustees and officers of the Portfolio, their principal occupations during the past five years and dates of birth are set forth below. Their titles may have varied during that period. Asterisks indicate that those Trustees and officers are "interested persons" (as defined in the 1940 Act) of the Portfolio. Unless otherwise indicated below, the address of each Trustee and officer is 11 West 25th Street, 7th Floor, New York, New York 10010.

                                    TRUSTEES

EMILY  W.  CARD  --  1223   Wilshire   Boulevard,   No.   334,   Santa   Monica,
California 90403; Attorney; President, The Card Group, Inc. Her date of birth is May 8, 1942.

AMY L. DOMINI* -- c/o Loring, Wolcott & Coolidge, 230 Congress Street, Boston, Massachusetts 02110; Chair, President and Trustee of the Portfolio; Manager of DSI; Chief Executive Officer of KLD; Private Trustee, Loring, Wolcott & Coolidge; Trustee, Episcopal Church Pension Fund; Member, Governing Board, Interfaith Center on Corporate Responsibility. Her date of birth is January 15, 1950.

ALLEN M.  MAYES  -- P.O.  Box  21222,  Beaumont,  Texas  77720;  Retired  Senior
Associate General Secretary of the General Board of Pensions of the United Methodist Church, Director of Ministerial Services, Texas Annual Conference, The United Methodist Church; Former Member of the Board of Directors of Investor Responsibility Research Center; Member of Board of Trustees of Wiley College. His date of birth is September 20, 1920.

WILLIAM C. OSBORN -- 115 Buckminster Road, Brookline, Massachusetts 02146; Manager, Venture Investment Management Company LLC; Vice President and General Manager, TravElectric Services Corp (prior to 1995); President, Environmental Technologies (prior to 1993; Director, Evergreen Solar, Inc; Director, Conservation Services Group. His date of birth is July 7, 1944.

KAREN  PAUL  --  4050  Park  Avenue,   Miami,   Florida  33133;  Associate  Dean
and Professor of Business Environment, Florida International University. Her date of birth is September 23, 1944.

TIMOTHY  SMITH  --  475   Riverside  Drive,   New   York,   New   York    10115;
Executive Director, Interfaith Center on Corporate Responsibility; Trustee, Calvert New Africa Fund. His date of birth is September 15, 1943.

FREDERICK C. WILLIAMSON -- Five Roger Williams Green, Providence, Rhode Island 02904; Treasurer and Trustee, RIGHA (charitable foundation supporting health care needs); Chairman, Rhode Island Historical Preservation and Heritage Commission; Trustee, National Parks and Conservation Commission. His date of birth is September 20, 1914.

        Each of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Portfolio is paid a maximum annual fee of $6,000 (adjusted as of August 1, 1997) for serving as a Trustee of the Portfolio, Domini Social

Equity Fund and Domini Institutional Trust and is reimbursed for expenses incurred in connection with service as a Trustee. The compensation paid to the Trustees for the fiscal year ended July 31, 1997 is set forth below. The Trustees may hold various other directorships unrelated to the Portfolio or the other investment companies in the fund complex.

                                     Pension or                Total Compensa-
                                     Retirement                tion from the
                                     Benefits                  Portfolio,
                      Aggregate      Accrued as   Annual       Domini Social
                      Compensation   Part of      Benefits     Equity Fund and
                      from the       Portfolio    upon         Domini Institu-
                      Portfolio      Expenses     Retirement   tional Trust

Emily W. Card,
Trustee               $205           None         None         $1,205

Amy L. Domini*,       None           None         None         None
Chair, President
and Trustee

Allen M. Mayes,       $2,000         None         None         $2,400
Trustee

William C. Osborn,    $55            None         None         $2,005
Trustee

Karen Paul, Trustee   None           None         None         $2,005

Timothy Smith,        $2,000         None         None         $2,455
Trustee

Frederick C.          $2,000         None         None         $2,455
Williamson, Trustee

                                    OFFICERS

AMY L. DOMINI* -- c/o Loring, Wolcott & Coolidge, 230 Congress Street, Boston, Massachusetts 02110; Chair, President and Trustee of the Portfolio; Manager of DSI; Officer of KLD; Private Trustee, Loring, Wolcott & Coolidge; Trustee, Episcopal Church Pension Fund; Member, Governing Board, Interfaith Center on Corporate Responsibility. Her date of birth is January 15, 1950.

PETER D. KINDER* -- 129 Mt. Auburn Street, Cambridge, Massachusetts 02138; Vice President of the Portfolio; President of KLD; Member of Domini Social Investments LLC (since 1997). His date of birth is September 28, 1946. Mr. Kinder is married to Ms. Domini.

CAROLE M. LAIBLE* -- c/o Fundamental Shareholder Services, Inc., 90 Washington Street, New York, New York 10006; Secretary and Treasurer of the Portfolio (since 1997); Financial/Compliance Officer of Domini Social Investments LLC (since

1997);  Compliance  Officer  of  Fundamental  Shareholder  Services,  Inc.   Her
date of birth is October 31, 1963.

STEVEN D. LYDENBERG* -- 129 Mt. Auburn Street, Cambridge, Massachusetts 02138; Vice President of the Portfolio; Director of Research of KLD; Member of Domini Social Investments LLC (since 1997). His date of birth is October 21, 1948.

SIGWARD M. MOSER* -- Vice President of the Portfolio (since 1997); President of Communications House International, Inc.; Director of Financial Communications Society; Member of Domini Social Investments LLC (since 1997). His date of birth is June 12, 1962.

DAVID P. WIEDER* -- c/o Fundamental Shareholder Services, Inc., 90 Washington Street, New York, New York 10006; Vice President of the Portfolio (since 1997); Member of Domini Social Investments LLC (since 1997); President of Fundamental Shareholder Services, Inc. His date of birth is January 8, 1966.

        Each of the officers also holds a similar officership with Domini Social Equity Fund and Domini Institutional Trust.

        The Portfolio's Declaration of Trust provides that it will indemnify its Trustees and officers (the "Indemnified Parties") against liabilities and expenses incurred in connection will litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that the Indemnified Parties engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that the Indemnified Parties did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such Indemnified Parties have not engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

        As of September 30, 1997 the following holders of record owned 5% or more of the outstanding beneficial interests of the Portfolio: Domini Social Equity Fund (owner of 72.64% of the Portfolio) and Domini Institutional Social Equity Fund (owner of 23.71% of the Portfolio).

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

        MANAGER. DSI provides advice to the Portfolio pursuant to a Management Agreement (the "Management Agreement"). The services provided by the Manager consist of furnishing continuously an investment program for the Portfolio. DSI will have authority to determine from time to time what securities are purchased, sold or exchanged, and what portion of assets of the Portfolio is held uninvested. DSI will also perform such administrative and management tasks as may from time to time be reasonably requested, including: (i) maintaining office facilities and furnishing clerical services necessary for maintaining the organization of the Portfolio and for performing administrative and management functions; (ii) supervising the overall administration of the Portfolio, including negotiation of contracts and fees with and monitoring of performance and billings of the Portfolio's transfer agent, shareholder servicing agents, custodian and other independent contractors or agents; (iii) overseeing (with the advice of the Portfolio's counsel) the preparation of and, if applicable, filing all documents required for compliance by the Portfolio with applicable laws and regulations, including registration statements, semi-annual and annual reports to investors, proxy statements and tax returns;
(iv) preparing agendas and supporting documents for and minutes of meetings of Trustees, committees of Trustees and investors; and (v) arranging for maintenance of the books and records of the Portfolio. The Manager furnishes at its own expense all facilities and personnel necessary in connection with providing these services. The Management Agreement will continue in effect if such continuance is specifically approved at least annually by the Portfolio's Board of Trustees or by a majority of the outstanding voting securities of the Portfolio at a meeting called for the purpose of voting on the Management Agreement (with the vote of each investor in the Portfolio being in proportion to the amount of its investment), and, in either case, by a majority of the Portfolio's Trustees who are not parties to the Management Agreement or interested persons of any such party at a meeting called for the purpose of voting on the Management Agreement.

        The Management Agreement provides that the Manager may render services to others. DSI may employ, at its own expense, or may request that the Portfolio employ (subject to the requirements of the 1940 Act) one or more subadvisers or submanagers, subject to DSI's supervision. The Management Agreement is terminable without penalty on not more than 60 days' nor less than 30 days' written notice by the Portfolio when authorized either by majority vote of the outstanding voting securities in the Portfolio (with the vote of each investor in the Portfolio being in proportion to the amount of its investment) or by a vote of a majority of its Board of Trustees, or by the Manager, and will automatically terminate in the event of its assignment. The Management Agreement provides that neither the Manager nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in its services to the Portfolio, except for wilful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under the Management Agreement.

        Part A contains a description of fees payable to the Manager for services under the Management Agreement. See "Expenses" under Item 5 for a description of the fee reduction pursuant to the Management Agreement. There is no assurance that DSI will maintain the fee reduction pursuant to the Management Agreement beyond the specified date.

        DSI is a newly formed Massachusetts limited liability company with offices at 11 West 25th Street, 7th Floor, New York, New York 10010, and is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"). The names of the principal owners of DSI, their relationship to the Portfolio and their ownership percentage of DSI follows: Amy
L. Domini, Chair
of the Board and President of the Portfolio, is the Manager and principal executive officer of DSI and a 21.25% owner of DSI. Ms. Domini is also Chief Executive Officer, Secretary, Treasurer and 51% owner of KLD which licenses the Domini Social Index to DSI. Peter D. Kinder, Vice President of the Portfolio, is a 21.25% owner of DSI. Mr. Kinder is also President and 19% owner of KLD. Sigward M. Moser, Vice President of the Portfolio, is a 21.25% owner of DSI. David P. Wieder, Vice President of the Portfolio, is a 21.25% owner of DSI.

        SUBMANAGER. Mellon Equity manages the assets of the Portfolio pursuant to an Investment Submanagement Agreement (the "Submanagement Agreement"). The Submanager furnishes at its own expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting securities transactions for the Portfolio. The Submanagement Agreement will continue in effect if such continuance is specifically approved at least annually by the Portfolio's Board of Trustees or by a majority vote of the outstanding voting securities in the Portfolio at a meeting called for the purpose of voting on the Submanagement Agreement (with the vote of each being in proportion to the amount of its investment), and, in either case, by a majority of the Portfolio's Trustees who are not parties to the Submanagement Agreement or interested persons of any such party at a meeting called for the purpose of voting on the Submanagement Agreement.

        The Submanagement Agreement provides that the Submanager may render services to others. The Submanagement Agreement is terminable without penalty upon not more than 60 days' nor less than 30 days' written notice by the Portfolio when authorized either by majority vote of the outstanding voting securities in the Portfolio (with the vote of each being in proportion to the amount of its investment) or by a vote of the majority of its Board of Trustees, or by the Manager with the consent of the Trustees and may be terminated by the Submanager on not less than 90 days' written notice to the Manager and the Trustees, and will automatically terminate in the event of its assignment. The Submanagement Agreement provides that the Submanager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in its services to the Portfolio, except for wilful misfeasance, bad faith or gross negligence or reckless disregard for its or their obligations and duties under the Submanagement Agreement.

        Mellon Equity is a Pennsylvania business trust founded in 1987, which is beneficially owned by Mellon Bank, N.A. (99% beneficial interest) and MMIP (1% beneficial interest), a wholly owned subsidiary of Mellon Bank Corporation ("Mellon Bank"). Mellon Equity is a professional investment counseling firm that provides investment management services to the equity and balanced pension, public fund, and profit-sharing investment management markets, and is a registered investment adviser under the Advisers Act. Mellon Bank's predecessor organization managed domestic equity, tax-exempt and institutional pension accounts since 1947. The address of Mellon Equity and each of the principal executive officers and directors of Mellon Equity is 500 Grant Street, Suite 3700, Pittsburgh, Pennsylvania 15258.

        Part A contains a description of fees payable to the Submanager for services under the Submanagement Agreement.

        PRIOR ADVISORY, MANAGEMENT, SPONSORSHIP AND ADMINISTRATION AGREEMENTS. Prior to October 22, 1997, pursuant to an investment advisory agreement (the "KLD Advisory Agreement"), KLD served as investment adviser to the Portfolio and furnished continuously an investment program by determining the stocks to be included in the Domini Social Index. Additionally, prior to October 22, 1997, pursuant to a management agreement (the "Mellon Equity Management Agreement"), Mellon Equity served as investment manager and managed the assets of the
Portfolio on a daily basis. Prior to November 21, 1994, pursuant to an investment management agreement (the "State Street Management Agreement"), State Street Bank and Trust Company served as investment manager to the Portfolio. Prior to October 22, 1997, pursuant to a sponsorship agreement (the "KLD Sponsorship Agreement"), KLD furnished administrative services for the Portfolio. Prior to November 6, 1996, pursuant to an administrative services agreement (the "Signature Administration Agreement"), Signature Broker-Dealer Services, Inc. ("Signature") served as the administrator of the Portfolio. Prior to October 22, 1997, the aggregate investment management and administration fees under the prior agreements with respect to the Portfolio were equal to 0.15% of the Portfolio's average daily net assets for its then current fiscal year.

        For the fiscal year ended July 31, 1997, the Portfolio incurred $46,528 in advisory fees pursuant to the KLD Advisory Agreement, $46,528 in administration fees pursuant to the KLD Sponsorship Agreement and $182,885 in management fees pursuant to the Mellon Equity Management Agreement. For the fiscal year ended July 31, 1996, the Portfolio incurred $38,150 in advisory fees pursuant to the KLD Advisory Agreement, $38,150 in aggregate administration fees pursuant to the Signature Administration Agreement and the KLD Sponsorship Agreement, and $128,901 in management fees pursuant to the Mellon Equity Management Agreement. For the fiscal year ended July 31, 1995, KLD waived all of its fees payable pursuant to the KLD Advisory Agreement, Signature waived all of its fees payable pursuant to the Signature Administration Agreement and the Portfolio incurred $10,180 in management fees pursuant to the State Street Management Agreement and $29,409 in management fees pursuant to the Mellon Equity Management Agreement.

        TRANSFER AGENT AND CUSTODIAN. The Portfolio has entered into a Transfer Agency Agreement and a Custodian Agreement with Investors Bank & Trust Company ("IBT") pursuant to which IBT acts as transfer agent and custodian for the Portfolio. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116.

        INDEPENDENT AUDITORS. KPMG Peat Marwick LLP are the independent auditors for the Portfolio, providing audit services, tax return preparation, and assistance and consultation with respect to the preparation of filings with the Securities and Exchange Commission. The principal business address of KPMG Peat Marwick LLP is 99 High Street, Boston, Massachusetts 02110.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

        Specific decisions to purchase or sell securities for the Portfolio are made by a portfolio manager who is an employee of the Submanager and who is appointed and supervised by its senior officers. Changes in the Portfolio's investments are reviewed by its Board of Trustees. The portfolio manager of the Portfolio may serve other clients of the Submanager in a similar capacity.

        The Portfolio's primary consideration in placing securities transactions with broker-dealers for execution is to obtain and maintain the availability of execution at the most favorable prices and in the most effective manner possible. The Submanager attempts to achieve this result by selecting broker-dealers to execute transactions on behalf of the Portfolio and other clients of the Submanager on the basis of their professional capability, the value and quality of their brokerage services, and the level of their brokerage commissions. In the case of securities traded in the over-the-counter market (where no stated commissions are paid but the prices include a dealer's markup or markdown), the Submanager normally seeks to deal directly with the primary market makers, unless in its option, best execution is available elsewhere. In the case of securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession. From time to time, soliciting dealer fees are available to the Submanager on the tender of the Portfolio's securities in so-called tender or exchange offers. Such soliciting dealer fees are in effect recaptured for the Portfolio by the Submanager. At present no other recapture arrangements are in effect. Consistent with the foregoing primary consideration, the Conduct Rules of the National Association of Securities Dealers, Inc. and such other policies as the Trustees of the Portfolio may determine, the Submanager may consider sales of shares of securities of investors in the Portfolio as a factor in the selection of broker-dealers to execute the Portfolio's securities transactions.

        Under the Submanagement Agreement and as permitted by Section 28(e) of the Securities Exchange Act of 1934, the Submanager may cause the Portfolio to pay a broker-dealer acting on an agency basis which provides brokerage and research services to the Submanager or the Manager an amount of commission for effecting a securities transaction for the Portfolio in excess of the amount other broker-dealers would have charged for the transaction if the Submanager determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or the Submanager's or the Manager's overall responsibilities to the Portfolio or to its other clients. Not all of such services are useful or of value in advising the Portfolio.

        The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or of purchasers or sellers of securities; furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto such as clearance and settlement. However, because of the Portfolio's policy of investing in accordance with the Domini Social Index, the Submanager and the Manager currently intend to make only a limited use of such brokerage and research services.

        Although commissions paid on every transaction will in the judgment of the Submanager, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Portfolio and the Submanager's and Manager's other clients in part for providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto such as clearance and settlement. Certain broker-dealers may be willing to furnish statistical, research and other factual information or services to the Submanager or the Manager for no consideration other than brokerage or underwriting commissions.

        The Submanager and the Manager attempt to evaluate the quality of research provided by brokers. The Submanager and the Manager sometimes use evaluations resulting from this effort as a consideration in the selection of brokers to execute portfolio transactions. However, neither the Submanager nor the Manager is able to quantify the amount of commissions which are paid as a result of such research because a substantial number of transactions are effected through brokers which provide research but which are selected principally because of their execution capabilities.

        The fees that the Portfolio pays to the Manager, or the fees that the Manager pays the Submanager, will not be reduced as a consequence of the Portfolio's receipt of brokerage and research services. To the extent the Portfolio's securities transactions are used to obtain brokerage and research services, the brokerage commissions paid by the Portfolio will exceed those that might otherwise be paid for such portfolio transactions and research, by an amount which cannot be presently determined. Such services may be useful and of value to the Submanager or the Manager in serving both the Portfolio and other clients and, conversely, such services obtained by the placement of brokerage business of other clients may be useful to the Submanager or the Manager in carrying out its obligations to the Portfolio. While such services are not expected to reduce the expenses of the Submanager or the Manager, the Submanager and the Manager would, through use of the services, avoid the additional expenses which would be incurred if it should attempt to develop comparable information through their respective staffs.

        For the fiscal years ended July 31, 1995, 1996 and 1997, the Portfolio paid brokerage commissions of $15,222, $45,017 and $101,639, respectively. The increases in brokerage commissions reflected above were due to increased portfolio activity and increases in net investments in the Portfolio throughout the respective periods.

        In certain instances there may be securities which are suitable for the Portfolio as well as for one or more of the Submanager's or the Manager's other clients. Investment decisions for the Portfolio and for the Submanager's or the Manager's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by or bought or sold for other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio is concerned. However, it is believed that the ability of the Portfolio to participate in volume transactions will produce better executions for the Portfolio.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

        Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

        Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so, and in such event, the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

        The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment), except that if the Trustees of the Portfolio recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to the amount of its investment) will be sufficient.
The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment), or (ii) by the Trustees of the Portfolio by written notice to investors.

        The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

        The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

        The Portfolio reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series would vote together in the election or selection of Trustees, principal underwriters and accountants for the Portfolio. Upon liquidation or dissolution of the Portfolio, the investors in each series would be entitled to share pro rata in the net assets of their respective series available for distribution to investors.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

        Beneficial interests in the Portfolio will be issued solely in private placement transactions described in Item 4.

        The net asset value of the Portfolio is determined each day on which the New York Stock Exchange is open for trading ("Portfolio Business Day"). (As of the date of this Registration Statement, the New York Stock Exchange is open for trading every weekday except for the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas.) This determination of net asset value is made once during each Portfolio Business Day as of the close of regular trading of the New York Stock Exchange by deducting the amount of the Portfolio's liabilities, including expenses payable or accrued, from the value of its assets. Purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase order or request for withdrawal.

        Equity securities held by the Portfolio are valued at the last sale price on the exchange on which they are primarily traded or on the NASDAQ system for unlisted national market issues, or at the last quoted bid price for securities in which there were no sales during the day or for unlisted securities not reported on the NASDAQ system. If the Portfolio purchases option contracts, such option contracts which are traded on commodities or securities exchanges are normally valued at the settlement price on the exchange on which they are traded. Short-term obligations with remaining maturities of less than 60 days are valued at amortized cost, which constitutes fair value as determined by the Board of

Trustees  of  the  Portfolio.   Other  securities  held  by  the  Portfolio  for
which there are no such quotations or valuations are valued at fair value as determined in good faith by or at the direction of the Board of Trustees.

        A determination of value used in calculating net asset value must be a fair value determination made in good faith utilizing procedures approved by the Portfolio's Board of Trustees. While no single standard for determining fair value exists, as a general rule, the current fair value of a security would appear to be the amount which the Portfolio could expect to receive upon its current sale. Some, but not necessarily all, of the general factors which may be considered in determining fair value include: (i) the fundamental analytical data relating to the investment; (ii) the nature and duration of restrictions on disposition of the securities; and (iii) an evaluation of the forces which influence the market in which these securities are purchased and sold. Without limiting or including all of the specific factors which may be considered in determining fair value, some of the specific factors include: type of security, financial statements of the issuer, cost at date of purchase, size of holding, discount from market value, value of unrestricted securities of the same class at the time of purchase, special reports prepared by analysts, information as to any transactions or offers with respect to the security, existence of merger proposals or tender offers affecting the security, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

        Interest income on short-term obligations held by the Portfolio is determined on the basis of interest accrued less amortization of premium.

        At the close of each Portfolio Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected as of the close of business on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of business on that Portfolio Business day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected as of the close of business on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of business on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the close of business on the following Portfolio Business Day.

ITEM 20.  TAX STATUS.

        The Portfolio is organized as a trust under New York law. As such, the Portfolio will not be subject to any federal income tax and, under the anticipated method of operation of the Portfolio, withdrawals from the Portfolio should not generate any taxable gain to an investor. However, each investor in the Portfolio must take into account its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's taxable income, gain, loss, deductions and credits in determining its income tax liability. The determination of such share will be made in accordance with regulations promulgated by the Internal Revenue Service and should therefore be respected by the Internal Revenue Service.

        The Portfolio's taxable year-end is currently July 31. Although the Portfolio will not be subject to federal income tax, it will file a federal information income tax return upon which it will report its income, gain, loss, deductions and credits for its taxable year.

        It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its assets in the Portfolio.

        There are certain tax issues which will be relevant to only certain of the investors, specifically, investors which are segregated asset accounts and investors who contribute assets rather than cash to the Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences.

        It is assumed that (1) the Portfolio will be treated for federal income tax purposes as a partnership (as such, the Portfolio is not subject to federal income taxation) (2) for purposes of determining whether an investor in the Portfolio satisfies the income and diversification requirements to maintain its status as a regulated investment company, such investor will be deemed to own a proportionate share of the Portfolio's assets and will be deemed to be entitled to the Portfolio's income or loss attributable to that share. The Portfolio has advised investors that it intends to conduct its operations so as to enable the Portfolio's investors to satisfy those requirements.

        Each investor should take into account, in computing its federal income tax liability, its share of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio. Withdrawals by an investor from the Portfolio generally will not result in the investor recognizing any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent that any cash distributed exceeds the basis of the investor's interest in the Portfolio prior to the distribution, (2) income or gain will be realized if the withdrawal is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, and (3) loss will be recognized if the distribution is in liquidation of that entire interest and consists solely of cash and/or unrealized receivables. The basis of each investor's interest in the Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Portfolio, increased by the investor's share of income from the Portfolio and decreased by the investor's share of losses from the Portfolio and the amount of any cash distributions and the basis of any property distributed from the Portfolio.

        The Portfolio is not subject to any income or franchise tax in the State of New York or the Commonwealth of Massachusetts.

ITEM 21.  UNDERWRITERS.

        The exclusive placement agent for the Portfolio is Signature, which receives no compensation for serving in this capacity. Other investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 22.  CALCULATION OF PERFORMANCE DATA.

        Not applicable.

ITEM 23.  FINANCIAL STATEMENTS.

        The audited financial statements of the Portfolio dated July 31, 1997 are incorporated herein by reference from the Portfolio's Form N-30D filed with the Securities and Exchange Commission on October 9, 1997 (Accession No. 0001035347- 97-000079).

DSI73G


                                     PART C


ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial Statements Included in Part A:

        Not applicable.

        Financial Statements Included in Part B:

        Portfolio of Investments at July 31, 1997
        Statement of Assets and Liabilities at July 31, 1997
        Statement of Operations for the year ended July 31, 1997
        Statements of Changes in Net Assets for the fiscal years ended July 31, 1997 and 1997
        Financial Highlights for the fiscal years ended July 31, 1997, 1996, 1995, 1994 and 1993
        Notes to Financial Statements at June 31, 1997
        Independent Auditors' Report at August 22, 1997

(b)     Exhibits

        1.     Amended and Restated Declaration of Trust of the Registrant.1

        1(a). Certificate and Amendment to Amended and Restated Declaration of Trust.2

        2.     By-Laws of the Registrant as amended.2

        5(a). Management Agreement between the Registrant and Domini Social Investments LLC ("DSI").2

        5(b).  Submanagement  Agreement  between  the  DSI  and   Mellon  Equity
               Associates.2

        8. Custodian Agreement between the Registrant and Investors Bank & Trust Company as custodian (including transfer agency services).2

        13.    Investment representation letters from initial investors.2

        17.    Financial data schedule.2

        --------------
        1 Previously filed and incorporated herein by reference from Amendment No. 6 to the Registrant's Registration Statement filed with the Securities and Exchange Commission on November 28, 1995 (Accession No. 0000922326-95-000060).

        2      Filed herewith.

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

        Not applicable.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES.

               (1)                                 (2)
                                                   Number of Record Holders
               Title of Class                      as of October 20, 1997
               --------------                      -----------------------

               Beneficial Interests                5

ITEM 27.  INDEMNIFICATION.

        Reference is hereby made to Article V of the Registrant's Amended and Restated Declaration of Trust filed as an Exhibit hereto.

        The Trustees and officers of the Registrant and the personnel of the Registrant's manager are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

        DSI is a Massachusetts limited liability company with offices at 11 West 25th Street, 7th Floor, New York, New York 10010, and is registered as an investment adviser under the Investment Advisers Act of 1940. The owners of DSI are James Earl Brooks, Amy Lee Domini, Peter D. Kinder, Steven D.
Lydenberg, Sigward Moser and David P. Wieder.

                   PRINCIPAL BUSINESS       EMPLOYMENT DURING THE PAST TWO FISCAL
NAME               ADDRESS                  YEARS

James E. Brooks    Four Arlington Street    President, Equity Resources Group, Inc.
                   Cambridge, MA  02140     (real estate investment)

Amy L. Domini      230 Congress Street      CEO, Secretary and Treasurer, Kinder,
                   Cambridge, MA  02110     Lydenberg, Domini & Co., Inc. ("KLD")
                                            (investment adviser); Trustee, Loring,
                                            Wolcott & Coolidge (fiduciary)

Peter D. Kinder    129 Mt. Auburn Street    President, KLD
                   Cambridge, MA  02138

Steven D.          129 Mt. Auburn Street    Director of Research, KLD
Lydenberg          Cambridge, MA  02138

Sigward Moser      11 West 25th Street      President and Director, Communication
                   New York, NY  10010      House International, Inc. (advertising
                                            agency)

David P. Wieder    90 Washington Street     President, Director, Equity Owner and
                   New York, NY  10006      Chairman, Fundamental Shareholder
                                            Services, Inc. (transfer agent);
                                            Secretary, Fundamental Portfolio
                                            Advisors (investment adviser);
                                            Registered Representative, Fundamental
                                            Service Corp. (broker-dealer)


ITEM 29.  PRINCIPAL UNDERWRITERS.

(a) Signature Broker-Dealer Services, Inc. ("Signature") is the exclusive placement agent for the Registrant. Signature or an affiliate acts as the placement agent or distributor for other registered investment companies.

(b) The information required by this Item 29 with respect to each director or officer of Signature is incorporated by reference herein from Schedule A of Form BD (File No. 8-41134) filed by Signature pursuant to the Securities Exchange Act of 1934.

(c)  Not Applicable.

ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS.

        The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

               NAME                                         ADDRESS

Domini Social Investments LLC                   11 West 25th Street, 7th Floor,
(manager)                                       New York, NY  10010

Kinder, Lydenberg, Domini & Co., Inc.           129 Mt. Auburn Street
(former investment adviser and sponsor)         Cambridge, MA  02138

Mellon Equity Associates                        500 Grant St., Suite 3700
(investment submanager)                         Pittsburgh, PA  15258-0001

Signature Broker-Dealer                         6 St. James Avenue
Services, Inc.                                  Boston, MA  02116
(exclusive placement agent)

Investors Bank & Trust Company                  200 Clarendon Street
(custodian and transfer agent)                  Boston, MA  02116

ITEM 31.  MANAGEMENT SERVICES.

        Not applicable.

ITEM 32.  UNDERTAKINGS.

        Not applicable.

                                   SIGNATURES


        Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to the Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized in the City of Boston, and Commonwealth of Massachusetts on the 21st day of October, 1997.

                                            DOMINI SOCIAL INDEX PORTFOLIO



                                         By /s/ Amy L. Domini
                                                Amy L. Domini
                                                President

DSI73G

DSI73G


                                    EXHIBITS


EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT

 1(a)                        Certificate and Amendment to Amended and
                             Restated Declaration of Trust

 2                           By-Laws as amended

 5(a)                        Management Agreement with Domini Social
                             Investments LLC

 5(b)                        Submanagement Agreement between Domini Social
                             Investments LLC and Mellon Equity Associates

 8                           Custodian Agreement with Investors Bank &
                             Trust Company

 13 Investment representation letters of initial investors

 17                          Financial data schedule